REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Explorer Pipeline Company

We have audited the accompanying consolidated financial statements of Explorer Pipeline Company and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income and retained earnings, comprehensive income, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Explorer Pipeline Company and its subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter
As discussed in Note 1 to the consolidated financial statements, the Company adopted new accounting guidance in 2016, related to the accounting for deferred loan costs. Our opinion is not modified with respect to this matter.

/s/GRANT THORNTON LLP

Tulsa, Oklahoma
February 27, 2017

Independent Auditors’ Report

The Board of Directors and Stockholders
Explorer Pipeline Company:

We have audited the accompanying consolidated financial statements of Explorer Pipeline Company and its subsidiary, which comprise the consolidated statements of income and retained earnings, comprehensive income, and cash flows for the year ended December 31, 2014, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the operations and the cash flows of Explorer Pipeline Company and its subsidiary for the year ended December 31, 2014, in accordance with U.S. generally accepted accounting principles.

/s/KPMG LLP

Tulsa, Oklahoma
February 13, 2015

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated balance sheets

December 31, 2016 and 2015

Assets	2016	2015
Current assets:
Cash and cash equivalents	$18,596,386	$31,693,635
Accounts receivable - trade	45,440,008	44,882,065
Accounts receivable - affiliates	5,259,765	5,293,526
Income tax receivable	13,385,645	9,604,140
Unbilled revenue - trade	4,494,284	3,906,289
Unbilled revenue - affiliates	626,021	537,459
Warehouse stock inventory	13,682,895	11,225,399
Other current assets	19,491,762	10,464,295
Total current assets	120,976,766	117,606,808
Property, plant and equipment, at cost (note 3)	959,383,249	928,742,103
Accumulated depreciation	(434,118,872)	(410,293,827)
Net property, plant and equipment	525,264,377	518,448,276
Other non-current assets	15,045,230	25,509,495
Total assets	$661,286,373	$661,564,579

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$18,578,657	$21,550,271
Accounts payable - affiliates	4,292,186	4,957,700
Income tax payable	316,502	1,099,150
Interest payable	3,903,184	4,309,790
Other current liabilities	18,741,112	11,913,313
Current maturities of long-term debt	264,804,047	14,768,571
Total current liabilities	310,635,688	58,598,795

Long-term debt, less current maturities (note 4)	100,849,303	365,653,351
Deferred interest income	384,354	1,043,214
Deferred income taxes, net	86,932,491	83,830,386
Other non-current liabilities	22,690,347	35,836,994
Commitments and contingencies (note 8)
Stockholders’ equity:
Common stock, $1 par value per share; 21,920 authorized and
issued as of December 31, 2016 and 2015	21,920	21,920
Accumulated other comprehensive loss	(4,696,953)	(5,352,971)
Retained earnings	144,469,223	121,932,890
Total stockholders' equity	139,794,190	116,601,839
Total liabilities and stockholders' equity	$661,286,373	$661,564,579

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated statements of income and retained earnings

Years ended December 31, 2016, 2015 and 2014

	2016	2015	2014
Revenues:
Transportation revenue	$402,546,501	$360,146,341	$326,360,450
Allowance oil revenue	6,563,733	7,171,371	11,663,270
Storage revenue	2,282,060	3,755,430	1,741,029
Blending revenue	4,563,596	2,452,352	—
Other income	4,294,321	4,213,803	2,700,323
Total revenues	420,250,211	377,739,297	342,465,072
Operating expenses:
Operations and maintenance	104,500,254	104,501,207	120,521,479
General and administrative	36,485,058	36,542,516	35,949,800
Taxes, other than income taxes	10,423,214	10,615,306	9,289,983
Depreciation	24,149,067	22,061,965	22,348,409
Interest expense	20,611,708	19,674,013	21,008,791
Total operating expenses	196,169,301	193,395,007	209,118,462
Miscellaneous charges and credits	4,448,553	—	—
Income before income taxes	228,529,463	184,344,290	133,346,610
Income taxes: (note 5)
Current income taxes	81,062,559	63,235,256	47,162,926
Deferred income taxes	2,573,131	3,988,336	1,526,232
Total income taxes	83,635,690	67,223,592	48,689,158
Net income	144,893,773	117,120,698	84,657,452
Retained earnings, beginning of year	121,932,890	119,234,592	91,393,780
Retained earnings, available	266,826,663	236,355,290	176,051,232
Less: dividends paid	(122,357,440)	(114,422,400)	(56,816,640)
Retained earnings, end of year	$144,469,223	$121,932,890	$119,234,592

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated statements of comprehensive income

Years ended December 31, 2016, 2015 and 2014

	2016	2015	2014
Net income	$144,893,773	$117,120,698	$84,657,452
Other comprehensive gain (loss), net of tax:
Pension and other postretirement benefits	656,018	3,627,804	(4,481,751)
Comprehensive income	$145,549,791	$120,748,502	$80,175,701

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated statements of cash flows

Years ended December 31, 2016, 2015 and 2014

	2016	2015	2014
Cash from operating activities
Net income	$144,893,773	$117,120,698	$84,657,452
Reconciliation of net income to net cash provided by operating activities:
Depreciation	24,149,067	22,061,966	22,348,409
Amortization of debt issuance cost	345,065	365,237	375,993
Gain on the sale of assets	(117,883)	—	—
Deferred income taxes	2,573,131	3,988,336	1,526,232
Pension plan expense	2,785,216	2,748,892	2,562,713
Post retirement medical plan expense	564,542	942,863	741,646
Changes in assets & liabilities:
(Increase) decrease in accounts receivable	(1,200,739)	6,929,119	(3,739,297)
(Increase) in inventories	(2,457,496)	(968,055)	(1,098,806)
(Increase) in income taxes	(4,564,153)	(4,359,339)	5,347,649
(Increase) decrease in other assets	1,436,798	(9,599,865)	6,618,289
Increase (decrease) in accounts payable & accrued liabilities	9,266,155	(16,061,903)	(19,673,796)
Minimum pension liability - employer contributions	1,285,000	1,621,000	1,160,000
Increase (decrease) in other liabilities	(17,255,273)	2,373,069	1,966,976
Net cash provided by operating activities	161,703,203	127,162,018	102,793,460

Cash from investing activities:
Purchases of property and equipment	(41,207,746)	(60,569,387)	(48,206,323)
Proceeds from sale of property and equipment	3,878,371	119,946	123,442
Net cash used in investing activities	(37,329,375)	(60,449,441)	(48,082,881)
Cash from financing activities:
Proceeds from borrowings	—	63,000,000	12,000,000
Payments on debt	(15,113,637)	(16,363,636)	(16,363,636)
Dividends paid	(122,357,440)	(114,422,400)	(56,816,640)
Net cash used in financing activities	(137,471,077)	(67,786,036)	(61,180,276)
Net decrease in cash and cash equivalents	(13,097,249)	(1,073,459)	(6,469,697)
Cash and cash equivalents, beginning of period	31,693,635	32,767,094	39,236,791
Cash and cash equivalents, end of period	$18,596,386	$31,693,635	$32,767,094
Supplemental cash flows:
Capitalized interest	$443,881	$600,547	$—
Capital expenditures included in accrued and accounts payable	$1,260,969	$7,743,059	$2,248,709
Cash paid for interest	$20,165,306	$19,866,197	$21,275,369
Cash paid for income taxes	$93,337,294	$67,880,968	$41,627,274

Impact of pension accounting:
Decrease in other current liabilities and other non-current liabilities	$1,184,992	$5,804,487	$7,170,802
Decrease to accumulated other comprehensive loss	$656,018	$3,627,804	$4,481,751
Decrease to deferred income tax liability	$528,974	$2,176,683	$2,689,051
See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements

December 31, 2016, 2015 and 2014

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Description of Business

Explorer Pipeline Company and subsidiary (the “Company”) owns and operates an approximate 1,830 mile common carrier pipeline that primarily transports gasoline, diesel, diluent and jet fuel from the Gulf Coast refining complex to the Midwest United States. Through connections with other refined petroleum pipelines, the Company serves more than seventy cites in sixteen states. The Company is dependent upon continued refined products demand in the population centers it serves, and the availability of petroleum products supplied by its customers. Approximately 15%, 17% and 19% of the Company’s operating revenues were derived from its affiliates in 2016, 2015 and 2014, respectively. The Company had approximately 60 non-affiliate customers in 2016, 2015 and 2014. Operating revenues include revenues from 13, 12 and 10 significant non-affiliates for approximately 59%, 55% and 51% of operating revenues in 2016, 2015 and 2014, respectively. The Company is dependent upon continued demand in the population centers it serves for petroleum products and availability of products to its customers.

The pipeline operations of the Company are subject to the regulatory authority of the Federal Energy Regulatory Commission (“FERC”) as to rate filings, accounting and other matters.

b. Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, Explorer Pipeline Services Company. All significant intercompany balances and transactions have been eliminated in consolidation.

c. Retrospective Adjustments and Reclassifications

Certain reclassifications have been made to the 2015 amounts in order to conform to the 2016 presentation and for the retrospective application resulting from the early adoption of Accounting Standards Update (“ASU”) No. 2015-03, “Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Cost”. The retrospective application of ASU 2015-03 resulted in $1.4 million of net deferred loan costs directly related to the Company’s unsecured senior notes being reclassified from a noncurrent asset to a direct deduction from the respective carrying amount of the related senior notes at December 31, 2015.

Other certain prior period amounts have been reclassified to conform to the 2016 presentation. These reclassifications had no impact on the balance sheet, net income or cash flows.

d. Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

The Company’s cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company has cash balances on deposit with one bank at December 31, 2016, which exceed the balance insured by the FDIC in the aggregate amount of approximately $21.7 million.
e.    Transportation Revenue

Transportation revenue is recorded at delivery, with the exception of year-end when one half of the revenue on shipments in transit is accrued.

f.    Warehouse Stock Inventory

Warehouse stock inventory, which primarily consists of critical spare parts, is stated at the lower of average cost or market.

g. Property, Plant and Equipment

Property, plant and equipment are stated at cost, including direct labor incurred in connection with the construction of pipeline assets. Retirements and sales of property, plant and equipment are charged to accumulated depreciation as prescribed by FERC. Depreciation is calculated using the straight line method at rates approved by FERC. These rates range from 2.25% to 20.00% per annum.

h. Impairments

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company did not recognize any impairment expense in 2016, 2015 or 2014.

i. Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In December 2015, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The Company early adopted the ASU retrospectively for the year ended December 31, 2016, which had no impact on the consolidated financial statements.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The tax years 2012 through 2016 remain subject to examination by the major tax jurisdictions.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2016, 2015 and 2014

j. Pension and Other Postretirement Plans

The Company has a defined benefit pension plan covering all employees employed prior to January 1, 2007. The benefits are based on years of service and employee compensation. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The Company also sponsors a defined benefit healthcare plan for all eligible retired employees and their eligible dependents.

The Company records annual amounts relating to its pension and postretirement plans based on calculations that incorporate actuarial and various other assumptions, including discount rates, mortality, assumed rates of return, compensation increases, turnover rates and healthcare cost trend rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions. The net periodic costs are recognized as retirees and their eligible dependents render the actions necessary to earn the postretirement benefits.

k. Environmental Remediation Contingencies

Liabilities for environmental remediation contingencies, environmental remediation costs arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. The costs for a specific clean-up site are discounted if the aggregate amount of the obligation and the amount and timing of the cash payments for that site are fixed or reliably determinable based upon information derived from the remediation plan for that site. Recoveries from third parties that are probable of realization are separately recorded, and are not offset against the related environmental liability.

Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of a remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries for environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. The discounted and undiscounted amount of the environmental remediation obligations net of insurance receivable is $5,351,327 and $5,772,681, respectively, as of December 31, 2016, and $5,745,911 and $6,847,169, respectively, as of December 31, 2015. The discount rate used was 5.49% and 5.38% at December 31, 2016 and 2015, respectively. The discounted liability is reflected in other current liabilities and other non-current liabilities on the consolidated balance sheet. The insurance receivable is reflected in other current assets and other non-current assets on the consolidated balance sheet.

l. Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates. These estimates include depreciation periods for property, plant and equipment, pension and postretirement benefit obligations and environmental remediation contingencies.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2016, 2015 and 2014

m. Asset Retirement Obligation

The Company is obligated by contractual or regulatory requirements to remove certain pipeline assets and/or perform other remediation of sites where such assets are located upon the retirement of those assets. The Company will record an asset retirement obligation for pipeline assets in the periods in which settlement dates are reasonably determinable.

n. Recent Accounting Pronouncements

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230); Classification of Certain Cash Receipts and Cash Payments”, which is intended to provide guidance for cash flow statement classification. The guidance provides for settlement of zero coupon debt instruments that are insignificant in relation to the effective interest rate of the borrower; for contingent consideration payments made after a business combination; for proceeds from the settlement of corporate-owned life insurance policies; for beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. The Company is required to apply the guidance for the annual period beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments–Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which replaces the current “incurred loss” methodology for recognizing credit losses with an “expected loss” methodology. This new methodology requires that a financial asset measured at amortized cost be presented at the net amount expected to be collected. This standard is intended to provide more timely decision-useful information about the expected credit losses on financial instruments. This guidance is effective for the Company for fiscal years beginning after December 15, 2020, and early adoption is allowed as early as fiscal years beginning after December 15, 2018. The Company does not believe this new guidance will have a material impact on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”; which is intended to provide guidance for lessees that will be required to recognize various conditions for all leases (with the exception of short-term leases) at the commencement. The guidance provides that a lease liability which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company is required to apply the guidance for the annual period beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which clarifies the principles for recognizing revenue based on the core principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

In August 2015, the FASB deferred the effective date of ASU 2014-09, which is now effective for the Company for annual reporting periods beginning after December 15, 2018. The guidance permits two methods of adoption: retrospectively to each prior reporting periods presented (the full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). As additional guidance and practical expedients are issued by the FASB and industry groups, the Company continues to evaluate the impact that this new standard will have on the consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2016, 2015 and 2014

2 - COMPANY OWNERSHIP

The Company’s stockholders at December 31, 2016 and 2015 is as follows:

	2016		2015
	Shares	Percentage	Shares	Percentage
EXPL Pipeline Investment LLC	—	—	1,490	6.80%
Phillips 66 Partners Holdings LLC	4,809	21.94%	4,265	19.45%
Shell Pipeline Company LP	7,885	35.97%	7,885	35.97%
Shell Midstream Partners, L.P.	575	2.62%	—	—
MPL Investment LLC	5,372	24.51%	5,372	24.51%
Sunoco Pipeline L.P.	3,279	14.96%	2,908	13.27%
Total shares authorized and issued	21,920	100.00%	21,920	100.00%

Effective March 2, 2015, shares previously held by Phillips 66 Pipeline (2,386) and Phillips 66 Company (1,879) were assigned in whole to Phillips 66 Partners Holdings LLC. Effective August 9, 2016, shares previously held by EXPL Pipeline Investment LLC (1,490) were surrendered for purchase and were acquired by Phillips 66 Partners Holdings LLC (544), Sunoco Pipeline LP (371) and Shell Midstream Partners LP (575).

3 - PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment by class of asset as of December 31, 2016 and 2015 is as follows:

	2016	2015
Land	$7,539,036	$9,822,408
Right-of-way	26,161,459	23,200,719
Line pipe and fittings	478,297,504	385,655,662
Buildings	19,784,720	19,163,011
Tanks, pumping and station equipment	370,230,120	350,175,808
Office furniture, vehicles and other	38,176,984	36,333,585
Noncarrier property	277,306	277,306
Construction in progress	18,916,120	104,113,604
	$959,383,249	$928,742,103

Total depreciation of property, plant and equipment for 2016, 2015 and 2014 was $24,149,067, $22,061,965 and $22,348,409, respectively. The Company capitalized interest of $443,881, $600,547 and $0 in the years ended December 31, 2016, 2015 and 2014, respectively.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2016, 2015 and 2014

4 - DEBT

The Company has a $100,000,000 Revolving Credit agreement and a $75,000,000 Advancing Term loan facility with Bank of Oklahoma, JP Morgan Chase, BANCFIRST and US Bank, executed August 21, 2014, which matures August 21, 2019. Previously the Company had a commercial paper program supported by the Revolving Credit agreement which was suspended and corresponding ratings by Moody’s and Standard and Poor’s were withdrawn effective October 4, 2016 and August 29, 2016, respectively. There was $71,250,000 and $75,000,000 outstanding on the Advancing Term loan as of December 31, 2016 and 2015, respectively. There were no amounts outstanding under the Revolving Credit agreement at December 31, 2016 and 2015.

In April 2015, the FASB issued ASU No. 2015-03, “Interest–Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which requires that debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability. The Company adopted the ASU for the year ended December 31, 2016. The deferred debt costs related to the Company’s credit facility remain classified as a noncurrent asset due to the revolving nature of that facility. Deferred debt costs are being amortized over the lives of the respective terms. Amortization of deferred debt issuance costs was $345,065, $365,237 and $375,993 for 2016, 2015 and 2014, respectively, and is reflected in interest expense on the consolidated statements of income and retained earnings.

The Company also has debt outstanding under the Series K, L and O unsecured notes. The Series O note will mature in October 2017, the Company is planning for the complete refinance of the $250,000,000 at or before the maturity date. The Series K and Series L notes will mature in July 2017 and July 2022, respectively. Required annual principal payments are as follows as of December 31, 2016:

	K	L	O	Advancing Term	Total
2017	$4,545,455	$6,818,181	$250,000,000	3,750,000	$265,113,636
2018	—	6,818,182	—	3,750,000	10,568,182
2019	—	6,818,182	—	63,750,000	70,568,182
2020	—	6,818,182	—	—	6,818,182
2021	—	6,818,182	—	—	6,818,182
Thereafter	—	6,818,182	—	—	6,818,182
Less deferred debt issuance cost	(10,683)	(907,319)	(133,194)	—	(1,051,195)
	$4,534,772	$40,001,772	$249,866,806	$71,250,000	$365,653,351

Less current maturities:	4,534,772	6,652,469	249,866,806	3,750,000	264,804,047
Long-term debt	$—	$33,349,303	$—	$67,500,000	$100,849,303

The notes have certain restrictive financial debt covenants, the most significant of which are a leverage ratio and a coverage ratio. The Company was in compliance with all restrictive financial debt covenants as of December 31, 2016 and 2015.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2016, 2015 and 2014

At December 31, 2016 and 2015, the Company had letters of credit outstanding of approximately $3,925,000 and $3,675,000, respectively, related to insurance company requirements, current projects and remediation projects. All letters of credit outstanding reduced the amount available on the revolving line of credit.

5 - INCOME TAXES

Income tax expense for the years ended December 31, 2016, 2015 and 2014 consists of:

	2016	2015	2014
Current:
Federal	$76,013,004	$58,384,443	$43,379,628
State	5,049,555	4,850,813	3,783,298
	81,062,559	63,235,256	47,162,926
Deferred:
Federal	2,367,135	3,799,726	1,410,099
State	205,996	188,610	116,133
	2,573,131	3,988,336	1,526,232
	$83,635,690	$67,223,592	$48,689,158

Temporary differences between the consolidated financial statement carrying amounts and tax basis of property, plant and equipment (principally, differences in depreciation), certain accrued liabilities and pension and other postretirement benefit plan liabilities contributed to substantially all of the net deferred tax liability at December 31, 2016, 2015 and 2014.

6 - PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company has a defined benefit pension plan covering all employees employed prior to January 1, 2007. The benefits are based on years of service and employee’s compensation.

In addition to the defined benefit pension plan, the Company makes available postretirement medical benefits to all eligible retired employees and their eligible dependents. For the year ended December 31, 2016, participants under the age of 65 were eligible to receive reimbursement through a Health Reimbursement Account for eligible premium expenses associated with health insurance enrollment. For the 2016 Plan Year, eligible retirees were eligible for up to $400 per month of eligibility and eligible retirees plus eligible dependents were eligible for up to $1,100 per month of eligibility. Upon reaching age 65, participants pay all of any Part D Prescription Plan and 30% of the fully insured rate for the cost of medical benefits.

In September 2015, the Company’s board of directors approved to amend the Company’s postretirement plan to no longer include life benefits. In November 2015, the plan was amended and became effective January 1, 2016. Due to this change being approved prior to December 31, 2015, the accrued benefit cost was adjusted and the prior service cost of $4,474,046 at December 31, 2015 is being amortized from accumulated other comprehensive loss into net periodic benefit cost over 5.5 years.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2016, 2015 and 2014

The following is a schedule by year of amortization from accumulated other comprehensive loss into net periodic benefit cost as of December 31, 2016:

2017	$813,463
2018	813,463
2019	813,463
2020	813,463
2021	406,731

For the years ending December 31, 2016 and 2015, the plan was contributory and participants under age 65 paid approximately 35% of the cost of medical benefits. Upon reaching age 65, participants paid 30% of the cost of medical benefits. In addition, for the year ending December 31, 2015, participants under age 65 paid approximately 30% of the active premium for the face amount of life benefits. Upon reaching age 65, the Company paid the full cost of life benefits.

The measurement date used to determine pension and other postretirement benefit obligations and plan assets for the pension plan and the postretirement benefit plan is December 31.

The following table sets forth the plans’ benefit obligations, fair value of plan assets, and funded status at December 31, 2016 and 2015:

	Pension Benefits		Postretirement Benefits
	2016	2015	2016	2015
Projected benefit obligation	$(39,101,234)	$(35,762,241)	$(9,855,769)	$(11,286,975)
Fair value of plan assets	33,503,641	30,995,776	—	—
Funded status	$(5,597,593)	$(4,766,465)	$(9,855,769)	$(11,286,975)
Accrued benefit cost	$(5,597,593)	$(4,766,465)	$(9,855,769)	$(11,286,975)

Accrued benefit cost is reflected in other current and other non-current liabilities on the consolidated balance sheet.

Accumulated other comprehensive loss is $4,696,953 and $5,352,971 related to the plans at December 31, 2016 and 2015, respectively. This amount is primarily comprised of net actuarial loss of $11,024,344 and $12,988,918 at December 31, 2016 and 2015, respectively.

The accumulated benefit obligation for the pension plan was $34,748,456 and $31,403,451 at December 31, 2016 and 2015, respectively.
Net periodic benefit cost (gain) recognized and other changes in plan assets and benefit obligations recognized in accumulated other comprehensive income (loss) in 2016 and 2015 were:

	Pension benefits		Postretirement benefits
	2016	2015	2016	2015
Net periodic benefit cost (gain) recognized	$2,088,009	$2,199,310	$(16,762)	$1,354,783
Other changes in plan assets and benefit obligations:
Net actuarial loss/(gain)	1,162,605	774,064	(1,995,748)	(1,525,444)
Amortization of net (loss)/gain	(1,134,486)	(1,220,024)	3,055	(33,880)
Prior service cost	—	—	—	(4,474,046)
Amortization of prior service cost	—	—	813,463	—
Curtailment	—	—	—	(151,922)
Total recognized in accumulated other comprehensive income (loss)	28,119	(445,960)	(1,179,230)	(6,185,292)
Total recognized in net periodic benefit cost and accumulated other comprehensive income (loss)	$2,116,128	$1,753,350	$(1,195,992)	$(4,830,509)

The net loss for the defined benefit pension plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $961,000. The prior service credit for the defined benefit postretirement plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $813,463.

Weighted average assumptions used to determine benefit obligations at December 31, 2016 and 2015 were as follows:

	Pension benefits		Postretirement benefits
	2016	2015	2016	2015
Discount rate	3.80%	3.91%	4.09%	4.30%
Rate of compensation increase	3.00%	3.00%	3.00%	3.00%

Weighted average assumptions used to determine net periodic benefit cost for the years ended December 31, 2016 and 2015 were as follows:

	Pension benefits		Postretirement benefits
	2016	2015	2016	2015
Discount rate	3.91%	3.64%	4.30%	3.94%
Expected long-term rate of return on plan assets	6.00%	6.00%	—	—
Rate of compensation increase	3.00%	3.00%	3.00%	3.00%

The Company’s overall expected long-term rate of return on assets is 6.00%. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2016, 2015 and 2014

For measurement purposes, a 6.75% annual rate of increase in the per capita cost of covered healthcare benefits was assumed for 2016, decreasing to an ultimate 5% trend in 2023.

The following table summarizes benefit costs, benefits paid and employer contributions for the years ended December 31, 2016, 2015 and 2014:

	Pension benefits			Postretirement benefits
	2016	2015	2014	2016	2015	2014
Benefit cost	$2,088,009	$2,199,310	$1,808,664	$(16,762)	$1,354,783	$1,153,777
Benefits paid	1,441,697	2,582,378	1,529,838	235,214	378,040	395,338
Employer contributions	1,285,000	1,621,000	1,160,000	235,214	378,040	395,338

a.    Plan Assets

The asset allocations of the Company’s pension benefits at December 31, 2016 and 2015 measurement dates were as follows:

	Pension benefits - Plan assets
		Fair value measurements at December 31, 2016
		Quoted prices in active markets for identical assets	Significant observable inputs	Significant unobservable inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Asset category:
Cash	$8,414,878	$8,414,878	$—	$—
Mutual funds:
U.S. equity	14,925,145	14,925,145	—	—
International equity	1,688,918	1,688,918	—	—
Bond funds	8,474,700	8,474,700	—	—
Total	$33,503,641	$33,503,641	$—	$—

	Pension benefits - Plan assets
		Fair value measurements at December 31, 2015
		Quoted prices in active markets for identical assets	Significant observable inputs	Significant unobservable inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Asset category:
Cash	$7,672,283	$7,672,283	$—	$—
Mutual funds:
U.S. equity	14,094,995	14,094,995	—	—
International equity	1,567,436	1,567,436	—	—
Bond funds	7,661,062	7,661,062	—	—
Total	$30,995,776	$30,995,776	$—	$—

	Plan assets
	December 31,
	2016	2015
Asset category:
Cash	25.1%	24.8%
Equity securities	49.6%	50.5%
Debt securities	25.3%	24.7%
Total	100.0%	100.0%

The Company’s investment policies and strategies for the pension plan use target allocations for the individual asset categories. The Company’s investment goals are to maximize returns subject to specific risk management policies. Its risk management policies permit investments in mutual funds, and prohibit direct investments in debt and equity securities and derivative financial instruments. The Company addresses diversification by the use of mutual fund investments whose underlying investments are in domestic and international fixed income securities and domestic and international equity securities. These mutual funds are readily marketable and can be sold to fund benefit payment obligations as they become payable.

b. Cash Flows

The Company’s funding policy is to contribute annually no less than the minimum requirement under the
Employee Retirement Income Security Act of 1974. Pursuant to this policy, the Company expects to contribute $3,553,754 and $259,918 to its pension plan and postretirement benefit plan, respectively in 2017.

The expected benefits are based on the same assumptions used to measure the Company’s benefit obligations at December 31, 2016 and include estimated future employee service. The aggregate pension and postretirement benefits expected to be paid in the future years are:

2017	$3,813,672
2018	2,960,674
2019	2,893,371
2020	3,450,844
2021	3,514,755
Thereafter	16,853,018

The Company also has a contributory thrift plan which is available to substantially all employees. The Company matches employee contributions up to 6% of the employee’s base salary. In addition, a separate 401(k) plan went into effect January 1, 2007 for all employees hired subsequently. Total contributions by the Company to the two plans were approximately $1,717,231, $1,768,443 and $1,485,135 for 2016, 2015 and 2014, respectively.

7 - DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Company is subject to the risk of fluctuation in interest rates in the normal course of business. The Company manages interest rate risk through the use of fixed rate debt, floating rate debt and, at times, interest rate swaps. The Company does not speculate using derivative instruments.

The Company had one interest rate swap agreement, which was designated a fair value hedge. The interest rate swap was redeemed during 2013. The interest rate under the swap reset semiannually based on the six-month

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2016, 2015 and 2014

LIBOR at the reset date. The amount remaining to be realized in earnings related to the interest rate swap was $384,354 at December 31, 2016 and is included in other non-current assets on the balance sheet.

8 - COMMITMENTS AND CONTINGENCIES

The Company leases pipeline right-of-way and office premises and equipment. All of the Company’s leases are classified as operating leases.

The following is a schedule by year of minimum future rentals on operating leases for office premises, equipment and right-of-way commitments as of December 31, 2016:

2017	$4,605,450
2018	4,628,453
2019	4,652,492
2020	4,675,516
2021	4,699,577
Thereafter	9,046,768

The Company has entered into both cancelable and non-cancelable leases for pipeline right-of-way. All right- of-way leases are essentially future lease commitments since they relate to the operation of the pipeline and are necessary for its continued operation. The annual rental payments for these leases were approximately
$445,323, $384,999 and $428,635 for December 31, 2016, 2015 and 2014, respectively. Total rental expense was approximately $4,547,659, $4,812,871 and $4,302,356 for the years ended December 31, 2016, 2015 and 2014, respectively, and is reflected in general and administrative expenses on the consolidated statements of income and retained earnings. It is expected that, in the normal course of business, leases that expire will be renewed or replaced by other leases; thus, it is anticipated that future annual rental expense will not be substantially less than the amount shown for 2016.

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

9 - FAIR VALUE MEASUREMENTS AND THE FAIR VALUE OPTION

a. Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, receivables from affiliates, interest and other receivables, other current assets, accounts payable, accrued expenses and other current liabilities, and accrued interest approximate fair value because of the short maturity of these instruments. The estimated fair value of the Company’s Series K, L and O unsecured notes and advancing term note at December 31, 2016 and 2015 was $382,459,096 and $411,282,180, respectively. The carrying amount of these notes was $366,704,546 and $381,818,182 at December 31, 2016 and 2015, respectively.

The fair values of the financial instruments discussed above represent management’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2016, 2015 and 2014

between market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances.

The fair value of the Company’s long-term debt is measured using quoted offered side prices when quoted market prices are available. If quoted market prices are not available, the fair value is determined by discounting the future cash flows of each instrument at rates that reflect, among other things, market interest rates and the Company’s credit standing. In determining an appropriate spread to reflect its credit standing, the Company considers credit default swap spreads, bond yields of other long term debt offered by the Company and interest rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company.

b. Fair Value Hierarchy

The Company utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
•Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
•Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The consolidated financial statements as of and for the years ended December 31, 2016 and 2015 do not include any nonrecurring fair value measurements relating to assets or liabilities.

10 - RELATED PARTIES

In the normal course of business, the Company has transactions with its affiliates. Approximately 15%, 17% and 19% of the Company’s operating revenues were derived from its affiliates in 2016, 2015 and 2014, respectively.

11 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 27, 2017, the date these financial statements were available to be issued. No subsequent events were identified requiring recognition or disclosure in the accompanying consolidated financial statements.